CONTACT:
Michael Archer
Senior Vice President
Corporate Controller
Camden National Corporation
(800) 860-8821
marcher@camdennational.com

FOR IMMEDIATE RELEASE

CAMDEN NATIONAL CORPORATION REPORTS
SECOND QUARTER 2018 EARNINGS

Q2 2018 vs. Q2 2017 Increase in Net Income of 19% and Diluted Earnings Per Share of 18%

CAMDEN, Maine, July 31, 2018/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $4.2 billion bank holding company headquartered in Camden, Maine, reported net income for the second quarter of 2018 of $12.2 million and diluted earnings per share ("EPS") of $0.78 per share, representing increases over the second quarter of 2017 of 19% and 18%, respectively. For the second quarter of 2018, the Company's return on average assets was 1.19%, return on average equity was 12.10% and efficiency ratio1 was 58.39%.

“We reported record high net income of $25.0 million for the first half of 2018 due to strong operating performance, solid asset quality and the benefit of the federal tax reform," said Gregory A. Dufour, President and Chief Executive Officer of Camden National. "Our return on average equity during this period was 12.50%, compared to 10.27% for the same period last year. We continue to deliver on our consistent, long-term strategy to gain market share and build and cultivate long-term relationships with our customers.”

Dufour added, "We continue to focus on generating shareholder value. Late last year, we announced a 9% increase in our fourth quarter 2017 dividend, and recently announced a 20% increase in our second quarter 2018 dividend bringing the quarterly dividend to $0.30 per share."

For the six months ended June 30, 2018, the Company reported net income of $25.0 million and diluted EPS of $1.60 per share, representing increases over the same period last year of 23%. For the six months ended June 30, 2018, the Company's return on average assets was 1.24% and efficiency ratio was 58.57%.

"In April, we announced the re-appointment of Robin A. Sawyer, CPA as a member of the Company's Board of Directors," said Dufour. "We are thrilled to have Robin back. Her skill-set and experience within the financial industry and large-company experience complement the strengths of our already distinguished Board of Directors."

_____________________________________________________________________________________

1	This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

SECOND QUARTER 2018 FINANCIAL HIGHLIGHTS

•	Net income for the second quarter of 2018 increased $2.0 million, or 19%, over the second quarter of 2017, and decreased $603,000, or 5%, compared to last quarter.

•	Total loans grew $78.4 million in the second quarter of 2018, representing annualized loan growth of 11%.

•	Average low-cost deposits[2] for the second quarter of 2018 of $2.3 billion increased 10% over the second quarter of 2017, and 1% over last quarter.

•	Quarterly dividend to shareholders increased $0.05 per share, or 20%, to $0.30 per share, compared to the first quarter of 2018.

FINANCIAL CONDITION

Total assets of $4.2 billion at June 30, 2018 increased 3% since December 31, 2017 driven by loan growth, including loans held for sale, of $89.6 million, or 3%. For the first half of 2018, loan growth was driven by residential mortgages of $49.5 million, or 6%, followed by commercial real estate loan growth of $26.0 million, or 2%, and commercial loan growth, excluding the Healthcare Professional Funding Corporation ("HPFC"), of $13.0 million, or 3%.

The Company sold $93.0 million, or 47%, of its residential mortgage production originated in the first half of 2018, compared to $78.7 million sold, or 50%, over the same period last year.

Total funding at June 30, 2018 was $3.7 billion, representing an increase of 3% since December 31, 2017 led by low-cost deposit growth of $46.7 million, or 2%, and borrowings of $49.9 million, or 8%. Average deposits (excluding brokered deposits) for the six months ended June 30, 2018 were $2.8 billion, representing an increase of $206.2 million, or 8%, over the same period last year, which was driven by average low-cost deposit growth of 9%.

At June 30, 2018, our loan-to-deposit ratio was 94%, compared to 93% at December 31, 2017 and June 30, 2017.

The Company's capital position at June 30, 2018 was well in excess of regulatory requirements, including a total risk-based capital ratio of 14.33% and a Tier I leverage ratio of 9.30%. At June 30, 2018, the Company's tangible common equity ratio1 was 7.59%.

ASSET QUALITY

The Company maintained strong asset quality across its loan portfolio with non-performing loans to total loans of 0.69% at June 30, 2018, compared to 1.12% at June 30, 2017. Asset quality improvement over the past year led to a decrease in the provision for credit losses of $1.5 million for the six months ended June 30, 2018 compared to the same period last year.

For the second quarter of 2018, a $983,000 provision for credit losses was recognized primarily attributable to loan growth of $78.4 million. Annualized net charge-offs to average loans for the second quarter of 2018 were 0.04%, compared to 0.11% for the second quarter of 2017. Loans 30-89 days past due to total loans at June 30, 2018 were 0.20%.

____________________________________________________________________________________

1	This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

2	Low-cost deposits include demand, interest checking, savings and money market.

OPERATING RESULTS (Second Quarter 2018 vs. Second Quarter 2017)

Net income for the second quarter of 2018 was $12.2 million, representing an increase over the second quarter of 2017 of $2.0 million, or 19%. The increase between periods was driven by:

•
A decrease in income tax expense of $1.8 million, or 39%, primarily due to a decrease in the Company's effective income tax rate as the federal corporate income tax rate was reduced under the Tax Cuts and Jobs Act of 2017 ("Tax Act"), which went into effect in 2018.

•	An increase in net interest income of $855,000, or 3%, driven by:

◦
Average loan growth of 5% and a shift in funding mix due to strong average low-cost deposit growth of 10% between periods. For the second quarter of 2018, average low-cost deposits were 63% of average total funding, compared to 59% for the second quarter of 2017.

◦
Net interest margin on a fully-taxable basis decreased 6 basis points between periods to 3.10% for the second quarter of 2018. The decrease in net interest margin between periods was due to (i) lower fair value mark accretion and recoveries on previously charged-off acquired loans of $283,000, which resulted in a decrease of 3 basis points between periods, and (ii) the change in the federal corporate income tax rate in 2018 accounted for a 3 basis points decrease between periods.

•	A decrease in provision for credit losses of $418,000 resulting from improved overall asset quality between periods.

•	Partially offset by:

◦
An increase in non-interest expense of $737,000, or 3%, due to (i) an increase in employee-related costs of $566,000, or 5%, including normal merit increases, an increase in headcount, and other personnel-related expenses; (ii) an increase in professional and consulting fees of $263,000; and (iii) an increase in other expenses of $180,000 driven by recruiting and training costs. Intangible amortization expense decreased $291,000 between periods partially offsetting the aforementioned increases.

◦
A decrease in non-interest income of $387,000, or 4%, primarily due to (i) a decrease in fees generated from the back-to-back commercial loan swap program of $483,000 and (ii) a decrease in mortgage banking income of $328,000 primarily driven by a decrease in fair value mark accounting on mortgage banking activities and lower gains on mortgage sales due to a 30 basis points decrease in the average gain rate.

OPERATING RESULTS (Linked Quarter)

Net income for the second quarter of 2018 decreased $603,000, or 5%, and diluted EPS decreased $0.04 per share, or 5%, compared to the previous quarter. The decrease between periods was driven by:

•
An increase in provision for credit losses of $1.5 million driven by 3% loan growth and the resolution of a large commercial real estate loan last quarter that drove a significant allowance for loan loss reversal.

•
An increase in non-interest expense of $591,000, or 3%, due to an increase in professional and consulting fees, collection-related costs and recruiting and training costs. Net occupancy costs decreased between periods as we enter the summer months.

•	Partially offset by an increase in revenues[3] of $1.3 million, or 3%.

◦
Non-interest income increased $697,000, or 8%, driven by an increase in mortgage banking income of $218,000, debit card income of $197,000 and fiduciary income, including brokerage and wealth management fees, totaling $124,000.

◦
Net interest income increased $579,000, or 2%, driven by an increase in average interest-earning assets of $49.2 million led by average loan growth between periods. Net interest margin on a fully-taxable basis remained at 3.10% across periods.

____________________________________________________________________________________________

3	Revenue is the sum of net interest income and non-interest income.

SECOND QUARTER 2018 DIVIDEND

The Company declared a second quarter 2018 dividend of $0.30 per share, payable on July 31, 2018, to shareholders of record as of July 13, 2018. This distribution represents an annualized dividend yield of 2.63%, based on the June 29, 2018 (last business day) closing price of Camden National's common stock at $45.71 per share as reported by NASDAQ.

CONFERENCE CALL

Camden National will host a conference call and webcast at 1:00 p.m., Eastern time, on Tuesday, July 31, 2018 to discuss its second quarter 2018 financial results and outlook. Participants should dial in to the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (domestic):         (888) 349-0139
Live dial-in (international):    (412) 542-4154
Live webcast:            http://services.choruscall.com/links/cac180731.html

A link to the live webcast will be available on Camden National's website under "Investor Relations" at www.CamdenNational.com prior to the meeting, and a replay of the webcast will be available on Camden National's website following the conference call. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ:CAC), headquartered in Camden, Maine, is the largest publicly traded bank holding company in Northern New England with $4.2 billion in assets and nearly 650 employees. Camden National Bank, its subsidiary, is a full-service community bank founded in 1875 that offers an array of consumer and business financial products and services, accompanied by the latest in digital banking technology to empower customers to bank the way they want. The Bank provides personalized service through a network of 60 banking centers, 71 ATMs, and lending offices in New Hampshire and Massachusetts, all complemented by 24/7 live phone support. 2017 marks the 8th time Camden National Bank has received the "Lender at Work for Maine" Award from the Finance Authority of Maine. Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management. To learn more, visit www.CamdenNational.com. Member FDIC.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; changes in the interest rate environment; changes in general economic conditions; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; changes in the securities markets and other risks and uncertainties disclosed from time to time in in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated by other filings with the Securities and Exchange Commission ("SEC"). Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as return on average tangible equity; the efficiency and tangible common equity ratios; and tangible book value per share. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliation to the comparable GAAP financial measure can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Selected Financial Data (unaudited)

	At or For The Three Months Ended			At or For The Six Months Ended
(In thousands, except number of shares and per share data)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Financial Condition Data
Investments	$918,404	$913,653	$932,338	$918,404	$932,338
Loans and loans held for sale	2,880,185	2,798,696	2,747,053	2,880,185	2,747,053
Allowance for loan losses	23,668	22,990	24,394	23,668	24,394
Total assets	4,193,782	4,113,185	4,036,367	4,193,782	4,036,367
Deposits	3,056,119	3,025,580	2,940,866	3,056,119	2,940,866
Borrowings	661,393	622,347	641,662	661,393	641,662
Shareholders' equity	409,939	404,055	406,960	409,939	406,960
Operating Data
Net interest income	$29,481	$28,902	$28,626	$58,383	$56,481
Provision (credit) for credit losses	983	(497)	1,401	486	1,980
Non-interest income	9,501	8,804	9,888	18,305	18,460
Non-interest expense	22,895	22,304	22,158	45,199	43,586
Income before income tax expense	15,104	15,899	14,955	31,003	29,375
Income tax expense	2,887	3,079	4,721	5,966	9,065
Net income	$12,217	$12,820	$10,234	$25,037	$20,310
Key Ratios
Return on average assets	1.19%	1.28%	1.03%	1.24%	1.04%
Return on average equity	12.10%	12.91%	10.17%	12.50%	10.27%
Net interest margin	3.10%	3.10%	3.16%	3.10%	3.15%
Non-performing loans to total loans	0.69%	0.69%	1.12%	0.69%	1.12%
Non-performing assets to total assets	0.48%	0.47%	0.77%	0.48%	0.77%
Annualized net charge-offs to average loans	0.04%	0.10%	0.11%	0.07%	0.05%
Tier I leverage capital ratio	9.30%	9.23%	8.92%	9.30%	8.92%
Total risk-based capital ratio	14.33%	14.32%	13.87%	14.33%	13.87%
Per Share Data
Basic earnings per share	$0.78	$0.82	$0.66	$1.60	$1.31
Diluted earnings per share	$0.78	$0.82	$0.66	$1.60	$1.30
Cash dividends declared per share	$0.30	$0.25	$0.23	$0.55	$0.46
Book value per share	$26.32	$25.96	$26.23	$26.32	$26.23
Weighted average number of common shares outstanding	15,572,848	15,541,975	15,512,761	15,557,500	15,500,862
Diluted weighted average number of common shares outstanding	15,629,779	15,603,380	15,586,571	15,615,038	15,576,711
Non-GAAP Measures(1)
Return on average tangible equity	16.23%	17.35%	13.96%	16.78%	14.16%
Efficiency ratio	58.39%	58.76%	56.76%	58.57%	57.36%
Tangible common equity ratio	7.59%	7.59%	7.79%	7.59%	7.79%
Tangible book value per share	$19.94	$19.57	$19.75	$19.94	$19.75
(1) Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)."

Consolidated Statements of Condition Data (unaudited)

(In thousands, except number of shares)	June 30, 2018	December 31, 2017	June 30, 2017
ASSETS
Cash and due from banks	$49,542	$44,057	$46,989
Interest-bearing deposits in other banks	67,604	58,914	46,044
Total cash, cash equivalents and restricted cash	117,146	102,971	93,033
Investments:
Available-for-sale securities, at fair value	799,000	789,899	810,858
Held-to-maturity securities, at amortized cost (fair value of $91.6 million, $94.9 million and $95.0 million, respectively)	93,062	94,073	94,340
Other investments	26,342	23,670	27,140
Total investments	918,404	907,642	932,338
Loans held for sale, at fair value	12,656	8,103	10,784
Loans:
Residential real estate	907,910	858,369	831,577
Commercial real estate	1,190,052	1,164,023	1,138,756
Commercial(1)	426,390	418,520	421,818
Consumer and home equity	343,177	341,527	344,118
Total loans	2,867,529	2,782,439	2,736,269
Less: allowance for loan losses	(23,668)	(24,171)	(24,394)
Net loans	2,843,861	2,758,268	2,711,875
Goodwill	94,697	94,697	94,697
Other intangible assets	4,592	4,955	5,820
Bank-owned life insurance	88,706	87,489	79,266
Premises and equipment, net	41,017	41,891	42,362
Deferred tax assets	25,506	22,776	36,532
Other assets	47,197	36,606	29,660
Total assets	$4,193,782	$4,065,398	$4,036,367
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$496,368	$478,643	$424,174
Interest checking	879,668	855,570	737,532
Savings and money market	990,408	985,508	971,156
Certificates of deposit	472,215	475,010	456,227
Brokered deposits	217,460	205,760	351,777
Total deposits	3,056,119	3,000,491	2,940,866
Short-term borrowings	591,648	541,796	572,004
Long-term borrowings	10,756	10,791	10,825
Subordinated debentures	58,989	58,911	58,833
Accrued interest and other liabilities	66,331	49,996	46,879
Total liabilities	3,783,843	3,661,985	3,629,407
Shareholders’ equity	409,939	403,413	406,960
Total liabilities and shareholders’ equity	$4,193,782	$4,065,398	$4,036,367
(1) Includes the HPFC loan portfolio.

Consolidated Statements of Income Data (unaudited)

	For The Three Months Ended
(In thousands, except per share data)	June 30, 2018	March 31, 2018	June 30, 2017
Interest Income
Interest and fees on loans	$31,367	$29,834	$28,423
Interest on U.S. government and sponsored enterprise obligations (taxable)	4,386	4,225	4,355
Interest on state and political subdivision obligations (nontaxable)	658	672	691
Interest on deposits in other banks and other investments	678	547	471
Total interest income	37,089	35,278	33,940
Interest Expense
Interest on deposits	4,459	3,749	2,987
Interest on borrowings	2,298	1,780	1,476
Interest on subordinated debentures	851	847	851
Total interest expense	7,608	6,376	5,314
Net interest income	29,481	28,902	28,626
Provision (credit) for credit losses	983	(497)	1,401
Net interest income after provision (credit) for credit losses	28,498	29,399	27,225
Non-Interest Income
Debit card income	2,126	1,929	1,992
Service charges on deposit accounts	1,933	1,836	1,957
Mortgage banking income, net	1,609	1,391	1,937
Income from fiduciary services	1,407	1,283	1,355
Brokerage and insurance commissions	685	650	548
Bank-owned life insurance	609	608	570
Other service charges and fees	506	462	501
Net gain on sale of securities	31	—	—
Other income	595	645	1,028
Total non-interest income	9,501	8,804	9,888
Non-Interest Expense
Salaries and employee benefits	12,728	12,562	12,162
Furniture, equipment and data processing	2,549	2,586	2,450
Net occupancy costs	1,625	1,873	1,689
Consulting and professional fees	1,116	804	853
Debit card expense	776	730	712
Regulatory assessments	501	499	488
Amortization of intangible assets	181	181	472
Other real estate owned and collection costs, net	251	75	344
Other expenses	3,168	2,994	2,988
Total non-interest expense	22,895	22,304	22,158
Income before income tax expense	15,104	15,899	14,955
Income tax expense	2,887	3,079	4,721
Net Income	$12,217	$12,820	$10,234
Per Share Data
Basic earnings per share	$0.78	$0.82	$0.66
Diluted earnings per share	$0.78	$0.82	$0.66

Consolidated Statements of Income Data (unaudited)

	For The Six Months Ended June 30,
(In thousands, except per share data)	2018	2017
Interest Income
Interest and fees on loans	$61,201	$55,485
Interest on U.S. government and sponsored enterprise obligations (taxable)	8,611	8,611
Interest on state and political subdivision obligations (nontaxable)	1,330	1,393
Interest on federal funds sold and other investments	1,225	865
Total interest income	72,367	66,354
Interest Expense
Interest on deposits	8,208	5,541
Interest on borrowings	4,078	2,637
Interest on subordinated debentures	1,698	1,695
Total interest expense	13,984	9,873
Net interest income	58,383	56,481
Provision for credit losses	486	1,980
Net interest income after provision for credit losses	57,897	54,501
Non-Interest Income
Debit card income	4,055	3,826
Service charges on deposit accounts	3,769	3,780
Mortgage banking income, net	3,000	3,490
Income from fiduciary services	2,690	2,602
Brokerage and insurance commissions	1,335	1,001
Bank-owned life insurance	1,217	1,147
Other service charges and fees	968	969
Net gain on sale of securities	31	—
Other income	1,240	1,645
Total non-interest income	18,305	18,460
Non-Interest Expense
Salaries and employee benefits	25,290	24,095
Furniture, equipment and data processing	5,135	4,775
Net occupancy costs	3,498	3,635
Consulting and professional fees	1,920	1,698
Debit card expense	1,506	1,372
Regulatory assessments	1,000	1,033
Amortization of intangible assets	362	944
Other real estate owned and collection costs	326	300
Other expenses	6,162	5,734
Total non-interest expense	45,199	43,586
Income before income tax expense	31,003	29,375
Income tax expense	5,966	9,065
Net Income	$25,037	$20,310
Per Share Data
Basic earnings per share	$1.60	$1.31
Diluted earnings per share	$1.60	$1.30

Quarterly Average Balance and Yield/Rate Analysis (unaudited)

	For The Three Months Ended
	Average Balance			Yield/Rate
(In thousands)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	March 31, 2018	June 30, 2017
Assets
Interest-earning assets:
Interest-bearing deposits in other banks(1)	$58,500	$52,510	$37,337	1.57%	1.40%	1.01%
Securities - taxable	834,675	826,529	843,370	2.32%	2.22%	2.24%
Securities - nontaxable(2)	98,015	99,560	101,807	3.40%	3.42%	4.17%
Loans(3)(4):
Residential real estate	884,977	860,783	826,353	4.20%	4.12%	4.12%
Commercial real estate	1,180,421	1,171,598	1,114,508	4.35%	4.20%	4.05%
Commercial(2)	351,711	349,963	334,761	4.42%	4.27%	4.23%
Municipal(2)	21,993	17,277	18,268	3.13%	3.33%	3.42%
Consumer and home equity	340,782	341,078	341,544	5.01%	4.76%	4.36%
HPFC	41,182	43,757	53,843	7.80%	7.99%	8.78%
Total loans	2,821,066	2,784,456	2,689,277	4.43%	4.30%	4.23%
Total interest-earning assets(1)	3,812,256	3,763,055	3,671,791	3.90%	3.78%	3.74%
Other assets	294,752	292,312	307,608
Total assets	$4,107,008	$4,055,367	$3,979,399

Liabilities & Shareholders' Equity
Deposits:
Demand	$464,164	$452,629	$392,789	—%	—%	—%
Interest checking	839,510	833,410	732,096	0.47%	0.38%	0.18%
Savings	483,192	493,660	489,408	0.06%	0.06%	0.06%
Money market	507,545	487,685	477,734	0.82%	0.66%	0.49%
Certificates of deposit(4)	472,637	472,213	456,933	1.06%	1.00%	0.92%
Total deposits	2,767,048	2,739,597	2,548,960	0.48%	0.42%	0.32%
Borrowings:
Brokered deposits	239,105	238,870	349,762	1.89%	1.59%	1.08%
Customer repurchase agreements	247,789	237,056	232,295	1.03%	0.72%	0.49%
Subordinated debentures	58,970	58,930	58,814	5.79%	5.83%	5.80%
Other borrowings	330,096	328,141	345,155	2.02%	1.68%	1.38%
Total borrowings	875,960	862,997	986,026	1.96%	1.68%	1.33%
Total funding liabilities	3,643,008	3,602,594	3,534,986	0.84%	0.72%	0.60%
Other liabilities	59,126	50,147	40,790
Shareholders' equity	404,874	402,626	403,623
Total liabilities & shareholders' equity	$4,107,008	$4,055,367	$3,979,399
Net interest rate spread (fully-taxable equivalent)(1)				3.06%	3.06%	3.14%
Net interest margin (fully-taxable equivalent)(1)				3.10%	3.10%	3.16%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(1)(4)				3.04%	3.04%	3.06%

(1)
Balances for the three months ended June 30, 2017 were revised to include average interest-bearing deposits in other banks in total average interest-earning assets. Previously, average interest-bearing deposits in other banks was presented in other assets.

(2)	Reported on a tax-equivalent basis using the corporate federal income tax rate in effect for the period, including certain commercial loans.

(3)	Non-accrual loans and loans held for sale are included in total average loans.

(4)
Excludes the impact of the fair value mark accretion on loans and certificates of deposit generated in purchase accounting and collection of previously charged-off acquired loans for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017 totaling $578,000, $558,000 and $861,000, respectively.

Year-to-Date Average Balance and Yield/Rate Analysis (unaudited)

	For The Six Months Ended
	Average Balance		Yield/Rate
(In thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Assets
Interest-earning assets:
Interest-bearing deposits in other banks(1)	$55,254	$35,911	1.50%	0.86%
Securities - taxable	830,624	838,294	2.27%	2.22%
Securities - nontaxable(2)	98,783	102,364	3.41%	4.19%
Loans(3)(4):
Residential real estate	872,947	820,522	4.16%	4.11%
Commercial real estate	1,176,034	1,095,425	4.28%	3.99%
Commercial(2)	350,842	327,527	4.35%	4.16%
Municipal(2)	19,648	17,176	3.22%	3.41%
Consumer and home equity	340,929	342,156	4.88%	4.34%
HPFC	42,462	56,035	7.89%	8.55%
Total loans	2,802,862	2,658,841	4.37%	4.19%
Total interest-earning assets(1)	3,787,523	3,635,410	3.84%	3.70%
Other assets	293,807	306,419
Total assets	$4,081,330	$3,941,829

Liabilities & Shareholders' Equity
Deposits:
Demand	$458,428	$392,233	—%	—%
Interest checking	836,477	724,560	0.42%	0.17%
Savings	488,397	489,226	0.06%	0.06%
Money market	497,670	480,807	0.74%	0.47%
Certificates of deposit(4)	472,426	460,340	1.03%	0.90%
Total deposits	2,753,398	2,547,166	0.45%	0.31%
Borrowings:
Brokered deposits	238,988	329,292	1.74%	0.98%
Customer repurchase agreements	242,452	226,972	0.88%	0.41%
Subordinated debentures	58,950	58,795	5.81%	5.81%
Other borrowings	329,124	338,076	1.85%	1.30%
Total borrowings	869,514	953,135	1.82%	1.26%
Total funding liabilities	3,622,912	3,500,301	0.78%	0.57%
Other liabilities	54,662	42,552
Shareholders' equity	403,756	398,976
Total liabilities & shareholders' equity	$4,081,330	$3,941,829
Net interest rate spread (fully-taxable equivalent)(1)			3.06%	3.13%
Net interest margin (fully-taxable equivalent)(1)			3.10%	3.15%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(1)(4)			3.04%	3.06%

(1)
Balances for the six months ended June 30, 2017 were revised to include average interest-bearing deposits in other banks in total average interest-earning assets. Previously, average interest-bearing deposits in other banks was presented in other assets.

(2)	Reported on a tax-equivalent basis using the corporate federal income tax rate in effect for the period, including certain commercial loans.

(3)	Non-accrual loans and loans held for sale are included in total average loans.

(4)
Excludes the impact of the fair value mark accretion on loans and certificates of deposit generated in purchase accounting and collection of previously charged-off acquired loans for the six months ended June 30, 2018 and 2017 totaling $1.1 million and $1.7 million, respectively.

Asset Quality Data
(unaudited)
(In thousands)	At or For The Six Months Ended June 30, 2018	At or For The Three Months Ended March 31, 2018	At or For The Year Ended December 31, 2017	At or For The Nine Months Ended September 30, 2017	At or For The Six Months Ended June 30, 2017
Non-accrual loans:
Residential real estate	$5,742	$6,185	$4,979	$4,465	$4,890
Commercial real estate	5,600	4,603	5,642	5,887	16,291
Commercial	1,934	1,991	2,000	1,830	2,056
Consumer	1,700	1,464	1,650	1,626	1,371
HPFC	834	655	1,043	838	1,083
Total non-accrual loans	15,810	14,898	15,314	14,646	25,691
Loans 90 days past due and accruing	—	—	—	—	76
Accruing troubled-debt restructured loans not included above	4,000	4,361	5,012	5,154	4,809
Total non-performing loans	19,810	19,259	20,326	19,800	30,576
Other real estate owned	130	130	130	341	341
Total non-performing assets	$19,940	$19,389	$20,456	$20,141	$30,917
Loans 30-89 days past due:
Residential real estate	$2,222	$2,777	$5,277	$3,169	$3,020
Commercial real estate	309	1,121	1,135	2,297	3,442
Commercial	1,490	243	518	712	269
Consumer	1,258	1,190	1,197	1,256	1,378
HPFC	455	528	887	938	639
Total loans 30-89 days past due	$5,734	$5,859	$9,014	$8,372	$8,748
Allowance for loan losses at the beginning of the period	$24,171	$24,171	$23,116	$23,116	$23,116
Provision (credit) for loan losses	490	(500)	3,026	2,786	1,984
Charge-offs:
Residential real estate	116	31	482	433	195
Commercial real estate	512	426	124	81	12
Commercial	298	171	1,014	650	281
Consumer	266	175	558	493	454
HPFC	—	—	290	274	81
Total charge-offs	1,192	803	2,468	1,931	1,023
Total recoveries	(199)	(122)	(497)	(442)	(317)
Net charge-offs	993	681	1,971	1,489	706
Allowance for loan losses at the end of the period	$23,668	$22,990	$24,171	$24,413	$24,394
Components of allowance for credit losses:
Allowance for loan losses	$23,668	$22,990	$24,171	$24,413	$24,394
Liability for unfunded credit commitments	16	23	20	22	7
Allowance for credit losses	$23,684	$23,013	$24,191	$24,435	$24,401
Ratios:
Non-performing loans to total loans	0.69%	0.69%	0.73%	0.72%	1.12%
Non-performing assets to total assets	0.48%	0.47%	0.50%	0.50%	0.77%
Allowance for loan losses to total loans	0.83%	0.82%	0.87%	0.89%	0.89%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.04%	0.10%	0.07%	0.11%	0.11%
Year-to-date	0.07%	0.10%	0.07%	0.07%	0.05%
Allowance for loan losses to non-performing loans	119.48%	119.37%	118.92%	123.30%	79.78%
Loans 30-89 days past due to total loans	0.20%	0.21%	0.32%	0.30%	0.32%

Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)

Return on Average Tangible Equity:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income, as presented	$12,217	$12,820	$10,234	$25,037	$20,310
Add: amortization of intangible assets, net of tax(1)	143	143	307	286	614
Net income, adjusted for amortization of intangible assets	$12,360	$12,963	$10,541	$25,323	$20,924
Average equity	$404,874	$402,626	$403,623	$403,756	$398,976
Less: average goodwill and other intangible assets	(99,377)	(99,568)	(100,745)	(99,472)	(100,986)
Average tangible equity	$305,497	$303,058	$302,878	$304,284	$297,990
Return on average tangible equity	16.23%	17.35%	13.96%	16.78%	14.16%
Return on average equity	12.10%	12.91%	10.17%	12.50%	10.27%
(1) Reported on a tax-equivalent basis using the corporate federal income tax rate in effect for the respective period.

Efficiency Ratio:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Non-interest expense, as presented	$22,895	$22,304	$22,158	$45,199	$43,586
Net interest income, as presented	$29,481	$28,902	$28,626	$58,383	$56,481
Add: effect of tax-exempt income(1)	257	254	525	511	1,045
Non-interest income, as presented	9,501	8,804	9,888	18,305	18,460
Less: net gain on sale of securities	(31)	—	—	(31)	—
Adjusted net interest income plus non-interest income	$39,208	$37,960	$39,039	$77,168	$75,986
Non-GAAP efficiency ratio	58.39%	58.76%	56.76%	58.57%	57.36%
GAAP efficiency ratio	58.73%	59.15%	57.53%	58.94%	58.16%
(1) Reported on a tax-equivalent basis using the corporate federal income tax rate in effect for the respective period.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	June 30, 2018	March 31, 2018	June 30, 2017
(In thousands, except number of shares and per share data)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$409,939	$404,055	$406,960
Less: goodwill and other intangible assets	(99,289)	(99,471)	(100,517)
Tangible shareholders' equity	$310,650	$304,584	$306,443
Shares outstanding at period end	15,576,249	15,565,868	15,512,914
Tangible book value per share	$19.94	$19.57	$19.75
Book value per share	$26.32	$25.96	$26.23
Tangible Common Equity Ratio:
Total assets	$4,193,782	$4,113,185	$4,036,367
Less: goodwill and other intangibles	(99,289)	(99,471)	(100,517)
Tangible assets	$4,094,493	$4,013,714	$3,935,850
Tangible common equity ratio	7.59%	7.59%	7.79%
Shareholders' equity to total assets	9.77%	9.82%	10.08%